UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)            January 9, 2015

EBIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5 Concourse Parkway, Suite 3200, Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     (678) 281-2020

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to Vote of Security Holders.

Ebix, Inc. (“Ebix” or the “Company”) held its 2014 Annual Meeting of Stockholders on January 9, 2015. Three proposals were brought before the meeting and all three were duly ratified. Below is a description of each proposal and the corresponding final voting results:

I.	The election of eight directors nominated by the Board of Directors:

a.	Rolf Herter (FOR: 25,277,715; WITHHELD: 528,196; BROKER NON-VOTES: 7,006,537)

b.	Robin Raina (FOR: 25,212,581; WITHHELD: 563,330; BROKER NON-VOTES: 7,006,537)

c.	Pavan Bhalla (FOR:25,117,381; WITHHELD: 688,530; BROKER NON-VOTES: 7,006,537)

d.	Neil D. Eckert (FOR: 25,012,382; WITHHELD: 793,529; BROKER NON-VOTES: 7,006,537)

e.	Hans U. Benz (FOR: 18,685,089; WITHHELD: 7,120,822; BROKER NON-VOTES: 7,006,537)

f.	Hans Ueli Keller (FOR: 17,977,913; WITHHELD: 7,827,998; BROKER NON-VOTES: 7,006,537)

g.	Joseph R. Wright, Jr. (FOR: 17,668,311; WITHHELD: 8,137,600; BROKER NON-VOTES: 7,006,537)

h.	James A. Mitarotonda (FOR: 17,653,105; WITHHELD: 8,152,806; BROKER NON-VOTES: 7,006,537)

Accordingly, all eight of the above named individuals were duly elected to serve as directors of the Company until the next succeeding annual meeting of stockholders or until their respective successors are qualified and elected.

II.
The ratification of the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. 31,248,729 votes were cast in favor of this proposal, while 1,329,409 shares were voted against and 234,310 shares abstained from voting on this proposal. There were no broker non-votes on this proposal. Accordingly, Cherry Bekaert LLP was duly ratified as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

III.
To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers. 14,074,221 votes were cast in favor of this proposal, while 11,255,421 shares were voted against and 476,269 shares abstained from voting on this proposal. There were 7,006,537 of broker non-voted shares on this proposal. Accordingly, the compensation of the Company’s named executive officers was approved on an advisory basis.

No other items of business were raised during the meeting, and the meeting was duly adjourned.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2015

EBIX, INC.

	By:	/s/ Robert Kerris
	Name:	Robert Kerris
	Title:	EVP, Chief Financial Officer and Corporate Secretary